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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-22317, No. 333-48909 and No. 333-50963) of
EarthLink Network, Inc. of our report dated January 29, 1998 appearing on page F-2 of EarthLink Network, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1997.

Price Waterhouse LLP


Costa Mesa, California
May 11, 1998